                                                                    EXHIBIT 32.1

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PubliCARD, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2003               /s/ Antonio L. DeLise
                                   ---------------------------------------------
                                   Antonio L. DeLise
                                   President, Chief Executive Officer,
                                   Chief Financial Officer and Secretary
                                   (Principal Executive and  Financial Officer)

A signed original of this written statement required by Section 906 has been provided to PubliCARD, Inc. and will be retained by PubliCARD, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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